       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 2000
                                                   REGISTRATION NO. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 E.PIPHANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                   1900 SOUTH NORFOLK STREET, SUITE 310                          77-0443392
(STATE OF INCORPORATION)                SAN MATEO, CALIFORNIA 94403                 (I.R.S. EMPLOYER IDENTIFICATION NO.)
                           (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                       2000 NONSTATUTORY STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)

                                 ROGER S. SIBONI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 E.PIPHANY, INC.
                      1900 SOUTH NORFOLK STREET, SUITE 310
                           SAN MATEO, CALIFORNIA 94403
                                 (650) 356-3800
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                              AARON J. ALTER, ESQ.
                            N. ANTHONY JEFFRIES, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                      PROPOSED
                                                   AMOUNT              MAXIMUM      PROPOSED MAXIMUM     AMOUNT OF
         TITLE OF SECURITIES TO                     TO BE          OFFERING PRICE      AGGREGATE       REGISTRATION
             BE REGISTERED                        REGISTERED           PER SHARE     OFFERING PRICE         FEE
--------------------------------------------------------------------------------------------------------------------
2000 Nonstatutory Stock Option Plan             1,500,000 (1)       $65.84375 (2)    $98,765,625 (2)    $26,075 (2)
--------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) With Respect to the 1,500,000 Shares of Common Stock Available for Future Grant Under the 2000 Nonstatutory Stock Option Plan, the Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(c) to be the average of the high and low price reported on the Nasdaq Stock Market on October 18, 2000, which average was $65.84375 per share.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     1. The Registrant's Annual Report on Form 10-K, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (SEC File No. 000-27183), on March 30, 2000.

     2. The Registrant's Quarterly Report of Form 10-Q for the quarter ended June 30, 2000, filed with the Commission on August 14, 2000.

     3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 8, 2000.

     4. The Registrant's Form 8-K, filed pursuant to Section 13(a) of the Exchange Act (SEC File No. 000-27183) for the May 31, 2000 merger with eClass Direct, Inc., filed on June 15, 2000.

     5. The Registrant's Form 8-K, filed pursuant to Section 13(a) of the Exchange Act (SEC File No. 000-27183) for the May 31, 2000 merger with Octane Software, Inc., filed on June 8, 2000.

     6. The Registrant's Form 8-K, filed pursuant to Section 13(a) of the Exchange Act (SEC File No. 000-27183) for the May 1, 2000 merger with iLeverage Corporation, filed on May 31, 2000.

     7. The Registrant's Form 8-K, filed pursuant to Section 13(a) of the Exchange Act (SEC File No. 000-27183) for the March 14, 2000 Merger Agreement with Octane Software, Inc., filed on March 28, 2000.

     8. The Registrant's Form 8-K, filed pursuant to Section 13(a) of the Exchange Act (SEC File No. 000-27183) for the January 4, 2000 merger with RightPoint Software, Inc., filed on January 19, 2000.

     9. The description of the Registrant's Common Stock which is contained in the Registrant's registration statement on Form 8-A as filed pursuant to section 12(g) of the Securities Exchange Act of 1934 on August 30, 1999.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article VII of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

Exhibit
Number                        Document

 4.1*        Specimen Common Stock Certificate

 5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation ("WSGR"), with respect to the legality of the securities being registered

10.1 2000 Nonstatutory Stock Option Plan and form of agreement thereunder

23.1         Consent of Arthur Andersen, LLP, Independent Public Accountants

23.2         Consent of WSGR (contained in Exhibit 5.1)

24.1         Power of Attorney (see page 4)

----------------------
     * - Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-82799), declared effective on September 21, 1999, and incorporated herein by reference.

ITEM 9. UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                 [ Remainder of Page Intentionally Left Blank ]

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, E.piphany, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, State of California, on the 23rd day of October, 2000.

                                 E.piphany, Inc.

                                 By: /s/ ROGER S. SIBONI
                                     -------------------------------------------
                                     Roger S. Siboni
                                     President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger S. Siboni and Kevin J. Yeaman and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement on Form S-8.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                   TITLE                                DATE
-----------------------------------       --------------------------------------        ----------------
                                          President, Chief Executive Officer and        October 23, 2000
/s/ ROGER S. SIBONI                       Director (Principal Executive Officer)
-----------------------------------
Roger S. Siboni
                                          Chief Financial Officer (Principal
/s/ KEVIN J. YEAMAN                       Financial and Accounting Officer)             October 23, 2000
-----------------------------------
Kevin J. Yeaman

                                                                                        October 23, 2000
/s/ PAUL M. HAZEN                         Director
-----------------------------------
Paul M. Hazen

                                                                                        October 23, 2000
/s/ ROBERT L. JOSS                        Director
-----------------------------------
Robert L. Joss

                                                                                        October 23, 2000
/s/ SAM H. LEE                            Director
-----------------------------------
Sam H. Lee

                                                                                        October 23, 2000
/s/ DOUGLAS J. MACKENZIE                  Director
-----------------------------------
Douglas J. Mackenzie

                                                                                        October 23, 2000
/s/ GAYLE CROWELL                         Director
-----------------------------------
Gayle Crowell

                                INDEX TO EXHIBITS

Exhibit
Number                        Document

 4.1*        Specimen Common Stock Certificate

 5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation ("WSGR"), with respect to the legality of the securities being registered

10.1 2000 Nonstatutory Stock Option Plan and form of agreement thereunder

23.1         Consent of Arthur Andersen, LLP, Independent Public Accountants

23.2         Consent of WSGR (contained in Exhibit 5.1)

24.1         Power of Attorney (see page 4)

----------------------
     * - Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-82799), declared effective on September 21, 1999, and incorporated herein by reference.